UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 9, 2015
Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, CA 95051
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As previously reported, on September 15, 2014, Agilent Technologies, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), dated September 15, 2014, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent (the “Agent”). The Credit Agreement provided for a $400 million five-year unsecured credit facility (the “Facility”) that will expire on September 15, 2019.

On June 9, 2015, the commitments under the Facility were increased by $300 million, so that the aggregate commitments under the Facility now total $700 million. In addition, the Credit Agreement retains a provision that permits the Company, subject to certain customary conditions, on one or more occasions to further increase commitments under the Facility by up to $300 million in the aggregate. On June 9, 2015, the Company, the Agent and the Lenders party thereto entered into a letter agreement setting forth and confirming the foregoing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated June 9, 2015, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Secretary

Date: June 10, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated June 9, 2015, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent

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